FUND PARTICIPATION AGREEMENT

AMENDMENT NO. 3

This Amendment No. 3, dated December 1, 2018 (the “Amendment”), is made by and among Jefferson National Financial Corp., on behalf of itself and certain of its subsidiaries and current and any future separate accounts (collectively, “Jefferson National”), Nationwide Fund Distributors LLC (“NFD”), and Nationwide Variable Insurance Trust (the “Trust”), and amends the Fund Participation Agreement, dated May 1, 2017, by and among Jefferson National, NFD and the Trust (the “Participation Agreement”). Capitalized terms used in this Amendment that are not defined herein have the meanings set forth in the Participation Agreement.

WHEREAS, the primary purpose of this Amendment is to amend and restate Exhibit B to the Participation Agreement.

NOW, THEREFORE, Jefferson National, NFD and the Trust mutually agree as follows:

1.	Exhibit B to the Participation Agreement is amended and restated as shown in Exhibit B to this Amendment attached hereto.

2.	All other terms and conditions of the Participation Agreement shall continue in full force and effect.

3.

This Amendment may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, Jefferson National, NFD and the Trust have caused this Amendment No. 3 to be executed as of the date written above.

JEFFERSON NATIONAL FINANCIAL CORP.

/s/ Craig A. Hawley
By:	Craig A. Hawley
Title:	President

NATIONWIDE FUND DISTRIBUTORS LLC

/s/ Lee T. Cummings
By:	Lee T. Cummings
Title:	Senior Vice President

NATIONWIDE VARIABLE INSURANCE TRUST

/s/ Michael S. Spangler
By:	Michael S. Spangler
Title:	President

EXHIBIT B

FUNDS AND COMPENSATION

NVIT Funds	CUSIP	12b-1 Fee (bps)
NVIT Bond Index Fund Class Y	638686402	—

NVIT International Index Fund Class Y	638686873	—

NVIT Mid Cap Index Fund Class Y	638685131	—

NVIT S&P 500 Index Fund Class Y	638686436	—

NVIT Small Cap Index Fund Class Y	638686659	—

Neuberger Berman NVIT Socially Responsible Fund Class I	63868M407	—

DFA NVIT Moderate Fund Class P	63868M324	XX

DFA NVIT Capital Appreciation Fund Class P	63868M340	XX

NVIT Multi-Manager International Value Fund Class I	638686824	—

NVIT Multi-Manager Mid Cap Value Fund Class I	638686154	—

DoubleLine NVIT Total Return Tactical Fund Class Y	63868J503	—

NVIT Nationwide Fund Class I	638686766	—

NVIT Government Money Market Fund Class Y	63868J875	—